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                                                                    Exhibit 99.1

            Melita International to Acquire eShare Technologies, Inc.
      Combined Entity to Provide Internet and Telephony-based, Multi-Media
                           Customer Contact Solutions

NORCROSS, GA (June 15, 1999) - Melita International (NASDAQ: MELI), a leading provider of customer contact management solutions, today announced the signing of a definitive agreement with eShare Technologies, a leading provider of real-time customer service and interactive communication solutions for e-commerce and online communities. Under the terms of the agreement, Melita will exchange 5.5 million shares of its common stock for all outstanding shares of eShare Technologies. The deal is subject to shareholder approval of both companies.

eShare Technologies has achieved industry-wide recognition as the pre-eminent expert in people-to-people interactions on the Internet, supplying application software and services to businesses, consumers and community sites for more than 1,000 customers worldwide. These innovative technologies include Internet-based software for business-to-business and business-to-consumer markets to facilitate e-commerce.

"The power of eShare's Internet applications, coupled with the innovation of Melita's enterprise customer contact solutions, adds a whole new dimension to the world of customer relationship management by bringing Internet-based customer interaction and call center-based communication together," said Aleksander Szlam, Melita chairman and chief executive officer. "Together, we will redefine customer services and e-commerce experiences. For example, we will introduce multi-channel, real-time customer collaboration and enhanced communication services. These new services, supporting channels such as web sharing, email, chat and comprehensive voice/mixed-media, will help transform virtually all businesses into customer sensitive service providers. We believe this acquisition creates the first of its kind cross-market software solution, addressing both the business world and the entire consumer market."

A recent Forrester Research report indicates that worldwide e-commerce transactions are projected to grow from $32 billion in 1998 to over $400 billion by 2002, creating a market of nearly $4 billion for Internet commerce software tools. In addition to Melita's core market, the combined entity will address this rapidly growing market segment.

eShare Technologies will become a business unit of Melita International and its president and chief executive officer, James Tito, will become the division's president. Tito will also join Melita's senior management team as an executive vice president.

"We are extremely excited about the vast opportunities this presents for our clients, their customers and for the new Melita," said Tito. "Together with Melita and more than 1,600 combined client sites, we will be setting new levels for delivering comprehensive, end-to-end collaborative solutions in the emerging Internet/customer care market."

About eShare Technologies

eShare Technologies, Inc. (www.eshare.com) delivers powerful enterprise-class interaction software and services that are crucial for eBusiness. These innovative technologies include web-based customer service and support, customer service, live conferencing and events, distance learning, Community chat, threaded discussion forums, and custom integration tools. eShare's customers include five of the top ten most visited internet sites, along with major e-commerce retailers and community sites.


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About Melita International

Melita International (NASDAQ: MELI) is the leading total-solution provider of integrated customer interaction and intelligent contact management applications that enable businesses to automate their contact center activities, enhance telephone and Internet-based customer commerce and provide a superior level of Customer Care(R). Consumers also benefit from Melita's intelligent contact blending capabilities because on-hold times can be dramatically reduced or eliminated. Melita's more than 600 customer sites in 30 countries on six continents include leading organizations in the financial services, retail, media, communications and service bureau industries. In 1999, Investors Business Daily recognized Melita as having one of the best earnings increases in the United States, and Forbes ASAP named Melita #38 in its "Dynamic 100" listing. In 1998, BusinessWeek ranked the company #26 in its prestigious annual "Hot Growth Companies" listing and Forbes Magazine listed Melita #40 in its list of "200 Best Small Companies." Melita International's Web address is http://www.melita.com.

Contact: Michelle Rowley
Melita International
Voice: 770-239-4484
Email: mrowley@melita.com
Website: www.melita.com

This press release contains forward-looking statements relating to product integration, functionality and benefits, revenue from operations, marketing strategies and product development processes. Such statements are made based on management's belief as well as assumptions made by, and information currently available to, management, pursuant to the 'safe-harbor' provisions of the Private Securities Litigation Reform Act of 1995. While these statements reflect our best current judgment, they are subject to risks and uncertainties that could cause a change in focus and direction. A discussion of certain risk factors that may cause actual results to differ from these forward-looking statements can be found in Melita's Form 10-K for the period ended December 31, 1998, on file with the SEC.